SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                   FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) OCTOBER 4, 1995 (OCTOBER 2, 1995)

                            BIG O TIRES, INC.
                (Exact name of registrant as specified in its charter)

             Nevada                    1-8833             87-0392481
        (State or other juris-        (Commission       (I.R.S. Employer
       diction of incorporation)        File No.)       Identification No.)



11755 EAST PEAKVIEW AVENUE, ENGLEWOOD, COLORADO          80111
          (Address of principal executive offices)     (Zip Code)


     Registrant's telephone number including area code:  (303)  790-2800




                                3 Total Pages

ITEM 5. OTHER EVENTS.

On October 2, 1995, the Company agreed to a request made by the group that plans to acquire the Company (the "Acquisition Group") to extend until October 16, 1995, the date on which the Company or the Acquisition Group may terminate the Agreement and Plan of Merger dated July 24, 1995, if prior to October 16, 1995, the Acquisition Group has not satisfied or waived the contingency in the Agreement and Plan of Merger that requires participation in the Acquisition Group by the Company's dealers owning not less than 85% of the franchised Big O Tire stores ("Dealer Participation Contingency"). As a part of the agreement, the Acquisition Group agreed that the Company will agree to no further changes to Section 7.1(f) of the Agreement and Plan of Merger and the Company can delay incurring additional expenditures with respect to its proxy statement until the Company has been advised that the Dealer Participation Contingency has been satisfied or waived.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(10.1)   Letter Agreement dated October 2, 1995, by and among Big O Tires,
Inc., BOTI Acquisition Corp., and BOTI Holdings, Inc.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: October 4, 1995


                              BIG O TIRES, INC.



                              By: /s/ Philip J. Teigen
                                  General Counsel and Secretary